EXHIBIT 10.5.7
Seventh Amendment to the
Amended and Restated Revolving Credit Agreement

SEVENTH AMENDMENT TO THE
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Seventh Amendment to the Amended and Restated Revolving Credit Agreement (this “Amendment”) is made effective as of September 30, 2009 and is entered into among Union Carbide Corporation, as Borrower (“Borrower”), The Dow Chemical Company, as Lender (“Lender”) and K-Dow Petrochemicals UC Sub C, Inc. and Union Carbide Chemicals & Plastics Technology LLC as the Subsidiary Guarantors (the “Subsidiary Guarantors”) (together, the “Parties”).

BACKGROUND

The parties have entered into the Amended and Restated Revolving Credit Agreement dated as of May 28, 2004, as amended by the First Amendment to the Amended and Restated Revolving Credit Agreement dated October 29, 2004, the Second Amendment to the Amended and Restated Revolving Credit Agreement dated December 30, 2004, the Third Amendment to the Amended and Restated Revolving Credit Agreement dated September 30, 2005, the Fourth Amendment to the Amended and Restated Revolving Credit Agreement dated September 30, 2006, the Fifth Amendment to the Amended and Restated Revolving Credit Agreement dated September 30, 2007, and the Sixth Amendment to the Amended and Restated Revolving Credit Agreement dated September 30, 2008 (the “Credit Agreement”).

The Parties desire to amend the Credit Agreement according to the terms in this Amendment. Any capitalized terms used in this Amendment, but not otherwise defined in this Amendment, are as defined in the Credit Agreement.

THE AGREEMENT

1.	Amendment to Section 1.1. The Parties agree to amend Section 1.1 of the Credit Agreement by Replacing the definition of “Scheduled Termination Date” with the following definition:

“Scheduled Termination Date” means December 30, 2010.

2.
No Other Amendment or Waiver. Except as expressly amended by this Amendment, the Credit Agreement and all other Loan Documents remain in full force and effect in accordance with their terms, and the Parties ratify and confirm the Credit Agreement and all other Loan Documents in all respects.

3.
Execution in Counterparts. This amendment may be executed in any number of counterparts and and by different parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

4.	Governing Law. This Amendment and the rights and obligation of the Parties to this Amendment will be governed by, and construed and interpreted in accordance with, the law of the State of New York.

5.	Subsidiary Guarantors. The Guarantors to this Agreement will only be bound by their guarantees if they remain a wholly owned subsidiary of the Borrower.

[Signature pages follow.]

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The Parties agree that this Amendment is effective as of September 30, 2009, and they have caused their authorized representatives to execute this Amendment below.

LENDER:	SUBSIDIARY GUARANTORS:

THE DOW CHEMICAL COMPANY	K-DOW PETROCHEMICALS UC SUB C, INC.

By:	/s/ FERNANDO RUIZ	By:	/s/ MICHAEL L. GLENN
Name:	Fernando Ruiz	Name:	Michael L. Glenn
Title:	Corporate Vice President and	Title:	Secretary
Treasurer

BORROWER:

UNION CARBIDE CORPORATE	UNION CARBIDE CHEMICALS & PLASTICS TECHNOLOGY LLC

By:	/s/ EUDIO GIL	By:	/s/ MARK A WHITEMAN
Name:	Eudio Gil	Name:	Mark A. Whiteman
Title:	Chief Financial Officer, Vice	Title:	Vice President
President, and Treasurer

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